Exhibit 99.1

RealPage Reports Fourth Quarter and Full Year 2015 Financial Results

  Q4’15 total Non-GAAP revenue of $121.2 million, representing 16 percent year-over-year growth
  Q4’15 Adjusted EBITDA of $26.5 million, margin expands 530 basis points year-over-year
  Q4’15 Non-GAAP net income per diluted share of $0.16, representing 78 percent year-over-year growth

CARROLLTON, Texas--(BUSINESS WIRE)--February 23, 2016--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for its fourth quarter and year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

  Total Non-GAAP revenue of $121.2 million, an increase of 16 percent year-over-year;
  Adjusted EBITDA of $26.5 million, an increase of 54 percent year-over-year and 530 basis points margin expansion;
  Non-GAAP net income of $12.5 million, or $0.16 per diluted share, a year-over-year increase of 75 percent and 78 percent, respectively; and
  GAAP net income of $3.9 million, or $0.05 per diluted share, compared to GAAP net income of $0.1 million, or $0.00 per diluted share, in the prior year quarter.

Full Year 2015 Financial Highlights

  Total Non-GAAP revenue of $466.4 million, an increase of 15 percent year-over-year;
  Adjusted EBITDA of $92.2 million, an increase of 31 percent year-over-year and 240 basis points of margin expansion;
  Non-GAAP net income of $42.2 million, or $0.55 per diluted share, a year-over-year increase of 39 percent and 41 percent, respectively; and
  GAAP net loss of $9.2 million, or $0.12 per diluted share, compared to a GAAP net loss of $10.3 million, or $0.13 per diluted share, in the prior year. In connection with the preparation of the third quarter financial statements, the company identified certain indicators of impairment for identified intangibles within its Leasing and Marketing solutions. As a result, the company incurred a non-cash, non-tax-deductible income statement charge of $20.3 million during the third quarter to impair certain trade name intangible assets related primarily to its 2011 acquisition of Multifamily Technology Solutions, Inc.

Comments on the News

Steve Winn, Chairman and CEO of RealPage
“2015 was a great year for RealPage as we further penetrated the underserved rental housing industry with our software and data analytics solutions. Financial results across most of our metrics improved considerably. Specifically, Non-GAAP total revenue growth was 15% and Adjusted EBITDA margin expansion was 240 basis points, both compared to last year. I am also excited about our pending acquisition of NWP Services Corporation. The acquisition will allow us to expand our footprint, and introduce new resident-oriented solutions with greater speed and scale. For 2016, the combined business is expected to grow over 20%.”

Bryan Hill, CFO and Treasurer of RealPage
“While revenue growth and margin expansion during 2015 were both impressive, I am particularly pleased with our operating cash flow performance of $96.0 million. This represents growth of 37% compared to 2014, underscores the strength of our financial model, and highlights the returns we are achieving from investments made in 2014 and 2015. Looking forward, 2016 offers many exciting opportunities for RealPage as we strive for total revenue growth in excess of 20% with continued margin expansion, and maintain our focus on disciplined capital allocation.”

Financial Outlook

RealPage management expects to achieve the following results during its first quarter ended March 31, 2016:

  Non-GAAP total revenue is expected to be in the range of $125.0 million to $127.0 million, which includes approximately $2.5 million from the acquisition of NWP that is expected to close in March of 2016;
  Adjusted EBITDA is expected to be in the range of $26.3 million to $27.3 million, which includes approximately $0.3 million from the acquisition of NWP; In addition, Adjusted EBITDA will exclude approximately $1.1 million of expense related to the company’s headquarters move for items such as duplicative rent expense and one-time moving expenses;
  Non-GAAP net income per diluted share is expected to be $0.16;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.5 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2016:

  Non-GAAP total revenue is expected to be in the range of $565.0 million to $575.0 million, which includes approximately $45.0 million from the acquisition of NWP;
  Adjusted EBITDA is expected to be in the range of $118.0 million to $123.0 million, which includes approximately $5.0 million from the acquisition of NWP; In addition, Adjusted EBITDA will exclude approximately $5.0 million of expense related to the company’s headquarters move for items such as duplicative rent expense and one-time moving expenses;
  Non-GAAP net income per diluted share is expected to be in the range of $0.68 to $0.72;
  Non-GAAP tax rate is expected to be approximately 40 percent;
  Weighted average shares outstanding are expected to be approximately 78.3 million; and
  During 2016, the company expects to incur elevated capital expenditures related to its headquarters move and expansion of its data center capacity. Drivers of this spend will be related to leasehold improvements, new furniture and fixtures as well as costs to transition two of the company’s data centers. Total capital expenditures are expected to be $60.0 million, net of a $19.0 million tenant improvement reimbursement from the company’s landlord which will be disclosed as part of operating cash flow. The company expects annual capital expenditures to return to a level of approximately 5% of revenue for 2017 and beyond.

Please note that the above statements are forward looking and that total revenue may exclude certain adjustments and the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures,” as well as reconciliation tables of GAAP financial measures to Non-GAAP financial measures, as set forth in this press release.

Conference Call and Webcast

The company will host a conference call on February 23, 2016 at 5:00 p.m. EST to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast on the Investor Relations section of the RealPage website. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10081330, until March 2, 2016.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 11,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results; its pending acquisition of NWP Services Corporation and the benefits to be derived from such acquisition, including the opportunity to expand its footprint and introduce new solutions with greater speed and scale, and the potential contribution to the company’s total revenue growth rate; its focus on driving revenue growth and margin expansion; its focus on disciplined capital allocation and cross-selling solutions; its expenses to be incurred in connection with its headquarters move and data center expansion; and its expected future capital expenditure levels. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.’s failure to consummate pending acquisitions or to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on November 5, 2015 and its Annual Report on Form 10-K previously filed with the SEC on March 2, 2015. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from traditional GAAP financial measures in that they (1) include acquisition-related and other deferred revenue adjustments; (2) exclude depreciation, loss on impairment and disposal of assets; amortization of intangible assets; stock-based compensation expenses; any duplicative rent and one-time moving costs in connection with the headquarters move; any impact related to the Yardi litigation (including related insurance litigation and settlement costs), collectively the “Yardi Litigation”; and acquisition related expenses (including any purchase accounting adjustments); and (3) include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected or realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustments. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustments. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustments; amortization of intangible assets; stock-based compensation expense; any duplicative rent and one-time moving costs in connection with the headquarters move; acquisition-related expense; any impact related to the Yardi Litigation; loss on disposal and impairment of assets; and an adjustment to income tax expense (benefit) to reflect our effective tax rate. Other non-GAAP measures such as non-GAAP product development, non-GAAP sales and marketing, non-GAAP general and administrative, and non-GAAP operating expense and income exclude amortization of intangible assets; litigation-related expense; loss on disposal and impairment of assets; and stock-based compensation when calculating their composition. In addition to these adjustments, non-GAAP operating income is adjusted for acquisition-related and other deferred revenue.

Adjusted gross profit is defined as gross profit plus acquisition-related and other deferred revenue adjustments, depreciation and amortization of intangible assets, and stock-based compensation.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustments; depreciation, asset impairment and loss on disposal of assets; amortization of intangible assets; net interest expense; income tax expense (benefit); stock-based compensation expense; any duplicative rent and one-time moving costs in connection with the headquarters move; any impact related to the Yardi Litigation; and acquisition-related expenses.

Non-GAAP on demand revenue per average on demand unit represents non-GAAP on demand revenue for the period presented divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. We monitor this metric to measure our success in increasing the number of on demand software solutions utilized by our customers to manage their rental housing units, our overall revenue and profitability.

Non-GAAP on demand annual customer value, or “ACV”, represents management's estimate of the current annual run-rate value of on demand customer relationships. ACV is calculated by multiplying ending on demand units by annualized Non-GAAP on demand revenue per average on demand unit.

We believe that the non-GAAP financial measures defined above are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that:

  these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance, facilitate period-to-period comparisons of operations and facilitate comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation, duplicative rent and one-time moving costs and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi Litigation, from non-GAAP earnings measures, such as Adjusted EBITDA and non-GAAP net income, because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use the non-GAAP financial measures defined above in conjunction with traditional GAAP financial measures as part of our overall assessment of our performance; for planning purposes, including the preparation of our annual operating budget; to evaluate the effectiveness of our business strategies; and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on non-GAAP financial measures as our only measures of operating performance. Non-GAAP financial measures should not be considered as a substitute for other measures of financial performance or liquidity reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect changes in, or cash requirements for, our working capital, and they do not reflect our capital expenditures or future requirements. We compensate for the inherent limitations associated with using non-GAAP financial measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP, and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	December 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$30,911	$26,936
Restricted cash	85,461	85,543
Accounts receivable, less allowance for doubtful accounts of $2,318 and $2,363 at December 31, 2015 and 2014, respectively	74,192	64,845
Prepaid expenses	8,294	7,647
Other current assets	23,085	1,848
Total current assets	221,943	186,819
Property, equipment and software, net	82,198	72,616
Goodwill	220,097	193,378
Identified intangible assets, net	81,280	100,085
Deferred tax assets, net	12,051	8,337
Other assets	5,632	5,059
Total assets	$623,201	$566,294

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,448	$14,830
Accrued expenses and other current liabilities	28,294	22,905
Current portion of deferred revenue	84,200	73,485
Customer deposits held in restricted accounts	85,405	85,489
Total current liabilities	215,347	196,709
Deferred revenue	6,979	6,903
Revolving credit facility	40,000	20,000
Other long-term liabilities	34,423	13,902
Total liabilities	296,749	237,514
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at December 31, 2015 and 2014, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 82,919,033 and 83,211,650 shares issued and 78,793,670 and 79,037,351 shares outstanding at December 31, 2015 and 2014, respectively	83	83
Additional paid-in capital	471,668	437,664
Treasury stock, at cost: 4,125,363 and 4,174,299 shares at December 31, 2015 and 2014, respectively	(24,338)	(33,398)
Accumulated deficit	(120,415)	(75,360)
Accumulated other comprehensive loss	(546)	(209)
Total stockholders’ equity	326,452	328,780
Total liabilities and stockholders’ equity	$623,201	$566,294

Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
On demand	$117,090	$101,261	$450,962	$390,622
On premise	669	648	2,970	3,094
Professional and other	3,941	2,555	14,588	10,835
Total revenue	121,700	104,464	468,520	404,551
Cost of revenue(1) (2)	50,818	46,518	198,613	174,871
Gross profit	70,882	57,946	269,907	229,680
Operating expense:
Product development(1)	15,880	16,108	68,799	64,418
Sales and marketing(1) (2)	30,410	27,593	123,108	111,563
General and administrative(1)	17,017	16,011	68,814	69,202
Impairment of identified intangible assets	—	—	20,801	—
Total operating expense	63,307	59,712	281,522	245,183
Operating income (loss)	7,575	(1,766)	(11,615)	(15,503)
Interest expense and other, net	(401)	(333)	(1,449)	(1,104)
Income (loss) before income taxes	7,174	(2,099)	(13,064)	(16,607)
Income tax expense (benefit)	3,274	(2,209)	(3,846)	(6,333)
Net income (loss)	$3,900	$110	$(9,218)	$(10,274)

Net income (loss) per share attributable to common shareholders
Basic	$0.05	$—	$(0.12)	$(0.13)
Diluted	$0.05	$—	$(0.12)	$(0.13)
Weighted average shares used in computing net income (loss) per share attributable to common shareholders
Basic	76,445	76,742	76,689	76,991
Diluted	77,055	77,565	76,689	76,991

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of revenue	$779	$812	$4,046	$3,826
Product development	1,535	1,874	8,585	8,637
Sales and marketing	2,246	2,948	12,996	12,966
General and administrative	2,896	2,622	12,495	11,621
	$7,456	$8,256	$38,122	$37,050

(2) Certain amounts in prior quarterly periods of 2015 have been reclassified to conform with current period presentation.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net income (loss)	$3,900	$110	$(9,218)	$(10,274)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,104	10,773	45,891	41,306
Deferred tax expense (benefit)	3,608	(1,880)	(5,219)	(7,891)
Stock-based compensation	7,456	8,256	38,122	37,050
Excess tax benefit from stock options	(1,325)	(2,248)	(357)	(2,248)
Loss on disposal and impairment of assets	102	350	23,871	386
Acquisition-related consideration	(250)	(391)	(3,268)	173
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	2,071	4,948	6,190	11,470
Net cash provided by operating activities	27,666	19,918	96,012	69,972

Cash flows from investing activities:
Purchases of property, equipment, and software	(14,600)	(7,937)	(33,384)	(37,062)
Proceeds from disposal of property, equipment, and software	—	—	305	—
Acquisition of businesses, net of cash acquired	—	(5)	(45,282)	(41,947)
Intangible asset additions	—	(260)	—	(260)
Net cash used in investing activities	(14,600)	(8,202)	(78,361)	(79,269)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(4,145)	(18,910)	19,418	18,250
Payments of deferred acquisition-related consideration	(1,576)	(2,412)	(3,685)	(6,419)
Issuance of common stock	9,215	4,746	12,115	9,914
Excess tax benefit from stock options	1,325	2,248	357	2,248
Purchase of treasury stock	(5,470)	(1,093)	(41,544)	(22,215)
Net cash (used in) provided by financing activities	(651)	(15,421)	(13,339)	1,778
Net increase (decrease) in cash and cash equivalents	12,415	(3,705)	4,312	(7,519)
Effect of exchange rate on cash	(70)	(29)	(337)	(47)

Cash and cash equivalents:
Beginning of period	18,566	30,670	26,936	34,502
End of period	$30,911	$26,936	$30,911	$26,936

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three and Twelve Months Ended December 31, 2015 and 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP revenue:
Revenue (GAAP)	$121,700	$104,464	$468,520	$404,551
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Non-GAAP revenue	$121,155	$104,174	$466,363	$404,986

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted gross profit:
Gross profit (GAAP)(4)	$70,882	$57,946	$269,907	$229,680
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Depreciation	2,533	2,330	9,802	8,512
Amortization of intangible assets	4,071	2,860	14,213	10,712
Stock-based compensation expense	779	812	4,046	3,826
Adjusted gross profit	$77,720	$63,658	$295,811	$253,165

Adjusted gross profit margin	64.1%	61.1%	63.4%	62.5%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income (loss) (GAAP)	$3,900	$110	$(9,218)	$(10,274)
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Depreciation, asset impairment, and loss on disposal of assets	5,415	5,377	44,385	19,288
Amortization of intangible assets	6,791	5,746	25,377	22,404
Acquisition-related expense	(188)	(111)	(1,841)	1,987
Interest expense, net	401	337	1,367	1,117
Income tax expense (benefit)	3,274	(2,209)	(3,846)	(6,333)
Litigation-related expense	—	31	2	4,915
Stock-based compensation expense	7,456	8,256	38,122	37,050
Adjusted EBITDA	$26,504	$17,247	$92,191	$70,589

Adjusted EBITDA margin	21.9%	16.6%	19.8%	17.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP total product development:
Product development (GAAP)	$15,880	$16,108	$68,799	$64,418
Less: Asset impairment and loss on disposal of assets	85	—	1,418	—
Stock-based compensation expense	1,535	1,874	8,585	8,637
Non-GAAP total product development	$14,260	$14,234	$58,796	$55,781

Non-GAAP total product development as % of non-GAAP revenue:	11.8%	13.7%	12.6%	13.8%

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three and Twelve Months Ended December 31, 2015 and 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)(4)	$30,410	$27,593	$123,108	$111,563
Less: Amortization of intangible assets	2,720	2,886	11,164	11,500
Stock-based compensation expense	2,246	2,948	12,996	12,966
Non-GAAP total sales and marketing	$25,444	$21,759	$98,948	$87,097

Non-GAAP total sales and marketing as % of non-GAAP revenue:	21.0%	20.9%	21.2%	21.5%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP total general and administrative:
General and administrative (GAAP)	$17,017	$16,011	$68,814	$69,202
Less: Asset impairment and loss on disposal of assets	17	350	1,652	386
Amortization of intangible assets	—	—	—	192
Acquisition-related expense	(188)	(111)	(1,841)	1,987
Litigation-related expense	—	31	2	4,915
Stock-based compensation expense	2,896	2,622	12,495	11,621
Non-GAAP total general and administrative	$14,292	$13,119	$56,506	$50,101

Non-GAAP total general and administrative as % of non-GAAP revenue:	11.8%	12.6%	12.1%	12.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP total operating expense:
Operating expense (GAAP)(4)	$63,307	$59,712	$281,522	$245,183
Less: Asset impairment and loss on disposal of assets	102	350	23,871	386
Amortization of intangible assets	2,720	2,886	11,164	11,692
Acquisition-related expense	(188)	(111)	(1,841)	1,987
Litigation-related expense	—	31	2	4,915
Stock-based compensation expense	6,677	7,444	34,076	33,224
Non-GAAP total operating expense	$53,996	$49,112	$214,250	$192,979

Non-GAAP total operating expense as % of non-GAAP revenue:	44.6%	47.1%	45.9%	47.7%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP operating income:
Operating income (loss) (GAAP)	$7,575	$(1,766)	$(11,615)	$(15,503)
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Asset impairment and loss on disposal of assets	102	350	23,871	386
Amortization of intangible assets	6,791	5,746	25,377	22,404
Acquisition-related expense	(188)	(111)	(1,841)	1,987
Litigation-related expense	—	31	2	4,915
Stock-based compensation expense	7,456	8,256	38,122	37,050
Non-GAAP operating income	$21,191	$12,216	$71,759	$51,674

Non-GAAP operating margin	17.5%	11.7%	15.4%	12.8%

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three and Twelve Months Ended December 31, 2015 and 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Non-GAAP net income:
Net income (loss) (GAAP)	$3,900	$110	$(9,218)	$(10,274)

Tax deductible items:
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Asset impairment and loss on disposal of assets	102	350	23,871	386
Amortization of intangible assets	6,791	5,746	25,377	22,404
Acquisition-related expense	(188)	(111)	(1,841)	1,987
Litigation-related expense	—	31	2	4,915
Stock-based compensation expense	7,456	8,256	38,122	37,050
Subtotal of tax deductible items	13,616	13,982	83,374	67,177

Tax impact of tax deductible items(1)	(5,447)	(5,593)	(33,350)	(26,871)
Tax benefit (expense) resulting from applying effective tax rate(2)	405	(1,369)	1,380	310
Non-GAAP net income	$12,474	$7,130	$42,186	$30,342

Non-GAAP net income per share - diluted	$0.16	$0.09	$0.55	$0.39

Weighted average shares - basic	76,445	76,742	76,689	76,991
Weighted average effect of dilutive securities - non-GAAP	610	823	611	725
Non-GAAP weighted average shares - diluted	77,055	77,565	77,300	77,716

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Annualized non-GAAP on demand revenue per average on demand unit:
On demand revenue (GAAP)	$117,090	$101,261	$450,962	$390,622
Acquisition-related and other deferred revenue	(545)	(290)	(2,157)	435
Non-GAAP on demand revenue	116,545	100,971	448,805	391,057

Ending on demand units	10,568	9,560	10,568	9,560
Average on demand units	10,487	9,528	10,118	9,361

Annualized non-GAAP on demand revenue per average on demand unit	$44.45	$42.39

Non-GAAP on demand annual customer value(3)	$469,748	$405,248

(1)	Reflects the removal of the tax benefit associated with the acquisition-related and other deferred revenue adjustment, asset impairment and loss on disposal of assets, amortization of intangible assets, acquisition-related expense, litigation-related expense, and stock-based compensation expense.
(2)	Represents adjusting to a normalized effective tax rate of 40%.
(3)	This metric represents management's estimate of the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units by annualized non-GAAP on demand revenue per average on demand unit for the periods presented.
(4)	Certain amounts in prior quarterly periods of 2015 have been reclassified to conform with current period presentation.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com